UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Parsons Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-3232481
(State or incorporation or organization)	(IRS Employer Identification No.)

5875 Trinity Parkway #300 Centreville, Virginia	20120
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-230833.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $1.00 per share (the “Common Stock”), of Parsons Corporation (the “Company”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2019 (File No. 333-230833), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. The Common Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2019	Parsons Corporation

	By:	/s/ Michael R. Kolloway
	Name:	Michael R. Kolloway
	Title:	Chief Legal Officer and Secretary